UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2025

Tidal Commodities Trust I

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41900	92-6468665
(Commission File Number)	(IRS Employer Identification No.)

234 West Florida Street, Suite 203 Milwaukee, WI	53204
(Address of Principal Executive Offices)	(Zip Code)

(844) 986-7700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Hashdex Bitcoin ETF	DEFI	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As of February 3, 2025, the Amended and Restated ‘33 Act Fund Platform Support Agreement by and among Tidal Investments LLC (the “Sponsor”), Tidal ETF Services LLC, Hashdex Asset Management Ltd., and Teucrium Trading, LLC, dated October 24, 2023 (the “Support Agreement”), which sets forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Hashdex Bitcoin ETF (the “Fund”), as well the respective rights in profits and obligations for expenses, was amended to reflect the voluntary withdrawal of the Prior Sponsor from the Support Agreement. Accordingly, the Prior Sponsor no longer has rights to any revenue generated by the Fund and has no further financial or operational obligations related to Fund costs, expenses, or liabilities.

Item 8.01 Other Events.

Effective February 10, 2025, the management fee paid by the Fund to the Sponsor will be reduced from an annual rate of 0.90% to an annual rate of 0.25% of the average daily net assets of the Fund, calculated daily and paid monthly.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.8	First Amendment to the ‘33 Act Fund Platform Support Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDAL COMMODITIES TRUST I

By: Tidal Investments LLC, as Sponsor

/s/ Guillermo Trias
Date: February 7, 2025	Name: Guillermo Trias Title: Chief Executive Officer of Tidal Investment LLC, as Sponsor